Exhibit 99.1

LogMeIn Announces Fourth Quarter and Fiscal Year 2016 Results

Announces Three-Year, $700 Million Capital Return Plan and Issues Guidance for 2017

Boston, February 28, 2017 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the fourth quarter and fiscal year ended December 31, 2016.

Fourth quarter 2016 highlights include:

•	Revenue was $88.0 million, up 16% compared to the fourth quarter of 2015

•	EBITDA was $7.4 million and EBITDA margin was 8.4% compared to $11.1 million and 14.6% in the fourth quarter of 2015

•	Adjusted EBITDA was $26.7 million and adjusted EBITDA margin was 30.4% compared to $20.9 million and 27.5% in the fourth quarter of 2015

•	Net income was $1.9 million, or $0.07 per diluted share, as compared to $6.2 million, or $0.24 per diluted share, in the fourth quarter of 2015

•	Non-GAAP net income was $16.4 million, or $0.62 per diluted share, as compared to $13.2 million, or $0.51 per diluted share, in the fourth quarter of 2015

•	Cash Flow from Operations was $8.2 million, or 9% of revenue

•	Adjusted Cash Flow from Operations was $18.1 million, or 21% of revenue

•	Total deferred revenue was $162.3 million, up 18% from $137.0 million in the fourth quarter of 2015

•	The Company closed the quarter with cash, cash equivalents and short-term investments of $196.5 million

Fiscal year 2016 highlights include:

•	Revenue was $336.1 million, up 24% compared to fiscal year 2015

•	EBITDA was $25.9 million and EBITDA margin was 7.7% compared to $29.7 million and 11.0% in fiscal year 2015

•	Adjusted EBITDA was $89.5 million and adjusted EBITDA margin was 26.6% compared to $67.6 million and 24.9% in fiscal year 2015

•	Net income was $2.6 million, or $0.10 per diluted share, as compared to $14.6 million, or $0.56 per diluted share, for fiscal year 2015

•	Non-GAAP net income was $53.0 million, or $2.03 per diluted share, as compared to $42.7 million, or $1.66 per diluted share, in fiscal year 2015

•	Cash Flow from Operations was $92.3 million, or 27% of revenue

•	Adjusted Cash Flow from Operations was $110.1 million, or 33% of revenue

“We had a very good fourth quarter and ended the year on a high note, as we delivered revenue, adjusted EBITDA, and non-GAAP earnings per share that all exceeded the high-end of our guidance. This strong finish only adds to our confidence as we enter an exciting new chapter for LogMeIn, and set out to build what we believe will be a unique new profile amongst cloud and SaaS leaders,” said Bill Wagner, President and CEO of LogMeIn.

“As we look to 2017, our focus is on making the integration of LogMeIn and GoTo a success, laying the foundation for a company we believe over the long term can achieve 10 percent annual revenue growth, 40 percent adjusted EBITDA margins, and 30 percent cash flow margins. This unique financial profile also allows us to make a commitment to a meaningful return of capital to our shareholders.” continued Wagner.

Returning Capital to Stockholders

On February 23, 2017, the Company’s Board of Directors approved a three-year capital return plan. Pursuant to the plan, the Company intends to return to stockholders approximately 75% of the Company’s free cash flow over the period, up to $700 million, through a combination of share repurchases and dividends. As part of this capital return plan, the Company is initiating a quarterly cash dividend of $0.25 per share. The first $0.25 per share dividend under this plan will be paid on May 26, 2017 to stockholders of record on May 10, 2017. LogMeIn currently has approximately 52.6 million shares of common stock outstanding.

The Board of Directors will continue to review this capital return plan for potential modifications based on the Company’s financial performance, business outlook and other considerations. The timing and number of shares to be repurchased will depend upon prevailing market conditions and other factors, including potential tax restrictions imposed on the Company related to its recent merger and the resolution of the Company’s related IRS private letter ruling.

Business Outlook

Based on information available as of February 28, 2017, the Company is issuing guidance for the first quarter 2017 and fiscal year 2017.

Since the Company’s merger with Citrix Systems, Inc.’s GetGo, Inc. subsidiary (referred to below as “GoTo”) officially closed on January 31, 2017, the Company’s business outlook for both the first quarter and fiscal year 2017 exclude GoTo’s January 2017 results.

First Quarter 2017: The Company expects first quarter non-GAAP revenue to be in the range of $196 million to $198 million, which excludes GoTo’s standalone January revenue of $58 million. The Company expects first quarter GAAP revenue to be in the range of $183 million to $185 million. Non-GAAP revenue adds back $13 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $2 million to $4 million, or approximately 1% to 2% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $59 million to $61 million, or approximately 30% to 31% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $32 million to $34 million, or $0.72 to $0.76 per diluted share. Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $14 million in stock-based compensation expense,

$30 million in acquisition related costs, $33 million of amortization expense and includes $5 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items.

Non-GAAP net income for the first quarter assumes an effective tax rate of approximately 30% and non-GAAP net income per diluted share is based on an estimated 45 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs, amortization expense, and excluding the purchase accounting adjustments to revenue and amortization expense, the Company expects to report a GAAP net loss in the range of ($23) million to ($21) million, or ($0.54) to ($0.48) per share.

GAAP net loss for the first quarter assumes a tax benefit of approximately $15 million and GAAP net loss per share is based on an estimated 43 million weighted average basic shares outstanding.

Fiscal year 2017:

The Company expects full year 2017 non-GAAP revenue to be in the range of $1.00 billion to $1.01 billion, which excludes GoTo’s January revenue of $58 million. The Company expects full year 2017 GAAP revenue to be in the range of $968 million to $978 million. Non-GAAP revenue adds back $32 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $182 million to $195 million, or approximately 19% to 20% of GAAP revenue. Adjusted EBITDA is expected to be in the range of $335 million to $348 million, or approximately 33% to 34% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $190 million to $199 million, or $3.64 to $3.82 per diluted share. Non-GAAP net income excludes an estimated $73 million in stock-based compensation expense, $48 million in acquisition related costs, $178 million of amortization expense and includes $21 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items.

Non-GAAP net income for the full fiscal year 2017 assumes an effective tax rate of approximately 30% and non-GAAP net income per diluted share is based on an estimated 52 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition related costs, amortization expense, and excluding the purchase accounting adjustments to revenue and amortization expense, the Company expects to report a GAAP net income (loss) in the range of ($5) million to $3 million, or ($0.10) net loss per share to $0.06 net income per diluted share.

GAAP net income (loss) for the full year assumes a tax benefit in the range of $34 million to $29 million and GAAP net income (loss) per share is based on an estimated 52 million fully-diluted weighted average shares outstanding for net income and 51 million weighted average basic shares outstanding for net loss.

Conference Call Information for Today, Tuesday, February 28, 2017

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-397-5335 (for the U.S. and Canada) or 719-325-2434 (for international callers) and entering passcode 1914840. A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on February 28, 2017 until 8:00 p.m. Eastern Time on March 8, 2017, by dialing 888-203-1112 and entering passcode 1914840.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and adjusted cash flow from operations.

•	Non-GAAP revenue is GAAP revenue excluding the impact of fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue.

•	EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income, net, and depreciation and amortization.

•	EBITDA margin is calculated by dividing EBITDA by revenue.

•	Adjusted EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income, net, the impact of fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, depreciation and amortization, acquisition related costs, stock-based compensation expense, and litigation related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.

•	Non-GAAP operating income excludes the impact of fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, acquisition related costs and amortization, stock-based compensation expense, and litigation related expense and includes amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, acquisition related costs and amortization, stock-based compensation expense, litigation related expense, and amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in Non-GAAP operating income above the and their related tax impact.

•	Adjusted cash flow from operations excludes payments and receipts for litigation related expense and acquisition related costs.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the Company’s ability to build a new financial profile post-merger, the success or timing of integration efforts, the Company’s future revenue growth, EBITDA margins and cash flow, the Company’s Capital Return Plan, and the Company’s financial guidance for fiscal year 2017 and the first quarter of 2017. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and cloud computing market, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, failure to realize the estimated synergies or growth from the Company’s merger with GetGo, Inc. or that such benefits may take longer to realize than expected, the Company’s ability to integrate acquired products or companies, the disruption of ongoing business operations and the diversion of management’s attention due to the work required to successfully integrate GoTo’s business, unanticipated costs of integration, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	December 31,
	2015	2016
ASSETS
Current assets:
Cash and cash equivalents	$123,143	$140,756
Marketable securities	85,284	55,710
Accounts receivable, net	16,011	25,901
Prepaid expenses and other current assets	11,997	5,723

Total current assets	236,435	228,090
Property and equipment, net	21,711	23,867
Restricted cash	2,467	2,481
Intangibles, net	71,590	62,510
Goodwill	117,545	121,760
Other assets	5,753	4,282
Deferred tax assets	198	303

Total assets	$455,699	$443,293

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,327	$14,640
Accrued liabilities	31,674	35,253
Deferred revenue, current portion	134,297	156,966

Total current liabilities	176,298	206,859
Long-term debt	60,000	30,000
Deferred revenue, net of current portion	2,692	5,287
Deferred tax liabilities	5,812	2,332
Other long-term liabilities	3,086	2,699

Total liabilities	247,888	247,177

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	275	284
Additional paid-in capital	276,793	314,700
Retained earnings (accumulated deficit)	21,074	(1,754)
Accumulated other comprehensive loss	(5,216)	(6,618)
Treasury stock	(85,115)	(110,496)

Total equity	207,811	196,116

Total liabilities and equity	$455,699	$443,293

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Tweleve Months Ended December 31,
	2015	2016	2015	2016
Revenue	$76,084	$87,965	$271,600	$336,068
Cost of revenue	10,263	11,380	35,458	45,501

Gross profit	65,821	76,585	236,142	290,567

Operating expenses
Research and development	12,839	13,622	42,597	57,193
Sales and marketing	36,027	39,278	138,946	162,811
General and administrative	9,263	20,343	33,034	60,693
Legal settlements	—	—	3,600	—
Amortization of acquired intangibles	1,072	1,354	1,916	5,457

Total operating expenses	59,201	74,597	220,093	286,154

Income from operations	6,620	1,988	16,049	4,413
Interest income	123	152	654	698
Interest expense	(314)	(309)	(574)	(1,403)
Other income (expense), net	411	176	1,389	(500)

Income before income taxes	6,840	2,007	17,518	3,208
Provision for income taxes	(605)	(145)	(2,960)	(570)

Net income	$6,235	$1,862	$14,558	$2,638

Net income per share:
Basic	$0.25	$0.07	$0.59	$0.10
Diluted	$0.24	$0.07	$0.56	$0.10
Weighted average shares outstanding:
Basic	25,103	25,528	24,826	25,305
Diluted	25,955	26,444	25,780	26,164

LogMeIn, Inc.

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Tweleve Months Ended December 31,
	2015	2016	2015	2016
GAAP Income from operations	$6,620	$1,988	$16,049	$4,413
Add Back:
Stock-based compensation expense	7,264	11,023	26,499	38,350
Litigation related expenses	87	113	4,963	148
Acquisition related costs and amortization	4,412	10,683	11,216	35,124

Non-GAAP Operating income	18,383	23,807	58,727	78,035
Interest and other (expense) income, net	220	19	1,469	(1,205)

Non-GAAP Income before income taxes	18,603	23,826	60,196	76,830
Non-GAAP Provision for income taxes	(5,392)	(7,383)	(17,528)	(23,825)

Non-GAAP Net income	$13,211	$16,443	$42,668	$53,005

Non-GAAP net income per diluted share	$0.51	$0.62	$1.66	$2.03
Diluted weighted average shares outstanding used in computing per share amounts	25,955	26,444	25,780	26,164

Calculation of EBITDA and Adjusted EBITDA (unaudited)

(In thousands)

	Three Months Ended December 31,		Tweleve Months Ended December 31,
	2015	2016	2015	2016
GAAP Net income	$6,235	$1,862	$14,558	$2,638
Add Back:
Interest and other (income) expense, net	(220)	(19)	(1,469)	1,205
Income tax expense	605	145	2,960	570
Depreciation and amortization expense	4,466	5,429	13,698	21,505

EBITDA	11,086	7,417	29,747	25,918
Add Back:
Stock-based compensation expense	7,264	11,023	26,499	38,350
Litigation related expenses	87	113	4,963	148
Acquisition related costs	2,512	8,179	6,345	25,063

Adjusted EBITDA	$20,949	$26,732	$67,554	$89,479

EBITDA Margin	14.6%	8.4%	11.0%	7.7%
Adjusted EBITDA Margin	27.5%	30.4%	24.9%	26.6%

Stock-Based Compensation Expense (unaudited)

(In thousands)

	Three Months Ended December 31,		Tweleve Months Ended December 31,
	2015	2016	2015	2016
Stock-based compensation expense:
Cost of revenue	$428	$515	$1,560	$2,289
Research and development	1,137	1,499	5,188	6,201
Sales and marketing	3,118	3,305	11,090	16,181
General and administrative	2,581	5,704	8,661	13,679

Total stock based-compensation	$7,264	$11,023	$26,499	$38,350

LogMeIn, Inc.

Calculation of Projected 2017 Non-GAAP Revenue (unaudited)

(In millions)

	Three Months Ended March 31, 2017	Twelve Months Ended December 31, 2017
GAAP Revenue	$183 - $185	$968 - $978
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	13	32

Non-GAAP Revenue	$196 - $198	$1,000 - $1,010

Calculation of Projected 2017 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

(In millions, except per share data)

	Three Months Ended March 31, 2017	Twelve Months Ended December 31, 2017
GAAP Net (loss) income	($23) - ($21)	($5) - $3
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	13	32
Stock-based compensation expense	14	73
Acquisition related costs	30	48
Amortization of acquired intangibles	33	178
Effect of acquisition accounting on internally capitalized software development costs	(5)	(21)
Income tax effect of non-GAAP items	(29)	(115)

Non-GAAP Net income	$32 - $34	$190 - $199

GAAP net loss per share or net income per diluted share	($0.54) - ($0.48)	($0.10) - $0.06
Non-GAAP net income per diluted share	$0.72 - $0.76	$3.64 - $3.82
Weighted average shares outstanding used in computing loss per share	43	51
Diluted weighted average shares outstanding used in computing income per share	45	52

Calculation of Projected 2017 EBITDA and Adjusted EBITDA (unaudited)

(In millions)

	Three Months Ended March 31, 2017	Twelve Months Ended December 31, 2017
GAAP Net (loss) income	($23) - ($21)	($5) - $3
Add Back:
Interest and other (income) expense, net	—	3
Income tax benefit	(15)	(34) - (29)
Amortization of acquired intangibles	33	178
Depreciation and amortization expense	7	40

EBITDA	2 - 4	182 - 195
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	13	32
Stock-based compensation expense	14	73
Acquisition related costs	30	48

Adjusted EBITDA	$59 - $61	$335 - $348

EBITDA Margin	1% - 2%	19% - 20%
Adjusted EBITDA Margin	30%	34%

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended December 31,		Tweleve Months Ended December 31,
	2015	2016	2015	2016
Cash flows from operating activities
Net income	$6,235	$1,862	$14,558	$2,638
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7,264	11,023	26,499	38,350
Depreciation and amortization	4,466	5,429	13,698	21,505
Amortization of premiums on investments	89	74	328	431
Change in fair value of contingent consideration liability	—	—	—	502
Amortization of debt issuance costs	55	74	187	293
Provision for bad debts	9	5	61	37
Benefit from deferred income taxes	(1,076)	(3,304)	(1,062)	(3,304)
Excess tax benefits realized from stock-based awards	(2,527)	(6,467)	(2,743)	(6,467)
Other, net	(13)	13	(12)	12
Changes in assets and liabilities:
Accounts receivable	293	(10,136)	2,224	(10,214)
Prepaid expenses and other current assets	79	7,549	(2,794)	5,996
Other assets	(172)	302	(454)	1,490
Accounts payable	(1,601)	1,444	1,420	6,149
Accrued liabilities	5,110	4,177	2,288	8,353
Deferred revenue	(5,976)	1,533	28,874	26,953
Other long-term liabilities	1,521	(5,352)	2,698	(409)

Net cash provided by operating activities (1)	13,756	8,226	85,770	92,315

Cash flows from investing activities
Purchases of marketable securities	(35,165)	—	(92,335)	(35,609)
Proceeds from sale or disposal or maturity of marketable securities	35,000	14,756	107,042	64,756
Purchases of property and equipment	(3,297)	(1,387)	(14,219)	(14,015)
Intangible asset additions	60	(522)	(2,375)	(1,559)
Cash paid for acquisitions	(107,575)	(6,021)	(107,575)	(6,083)
Decrease (increase) in restricted cash and deposits	—	—	1,488	(30)

Net cash (used in) provided by investing activities	(110,977)	6,826	(107,974)	7,460

Cash flows from financing activities
Repayments of borrowings under credit facility	60,000	(7,500)	60,000	(30,000)
Proceeds from issuance of common stock upon option exercises	2,543	2,310	17,794	11,753
Excess tax benefits realized from stock-based awards	2,527	6,467	2,743	6,467
Payments of withholding taxes in connection with restricted stock unit vesting	(493)	(1,013)	(11,641)	(14,445)
Payment of debt issuance costs	(11)	3	(988)	(346)
Payment of contingent consideration	—	(2,000)	(226)	(2,030)
Dividends paid on common stock	—	(12,767)	—	(25,466)
Purchase of treasury stock	(3,358)	(2,582)	(18,090)	(25,381)

Net cash provided by (used in) financing activities	61,208	(17,082)	49,592	(79,448)

Effect of exchange rate changes on cash and cash equivalents	(1,256)	(3,814)	(5,205)	(2,714)

Net (decrease) increase in cash and cash equivalents	(37,269)	(5,844)	22,183	17,613
Cash and cash equivalents, beginning of period	160,412	146,600	100,960	123,143

Cash and cash equivalents, end of period	$123,143	$140,756	$123,143	$140,756

(1)	Cash flows from operating activities includes the following litigation and acquisition-related payments:

(a)	Cash flows from operating activities includes litigation-related payments of $0.4 million and $5.1 million in the three and twelve months ended December 31, 2015, respectively, including a litigation net settlement payment of $3.6 million in the second quarter of 2015.
(b)	Cash flows from operating activities includes acquisition transaction, transition, and integration-related payments of $0.4 million for both the three and twelve months ended December 31, 2015 and $8.2 million and $10.1 million in the three and twelve months ended December 31, 2016, respectively.
(c)	Cash flows from operating activities includes acquisition-related retention-based bonus payments and contingent earnout payments of $1.6 million for the three months ended December 31, 2016 and $3.8 million and $7.7 million for the twelve months ended December 31, 2015 and 2016, respectively, related to the Company’s 2014 and 2015 acquisitions.

Cash flows from operations adding back the items in (a), (b) and (c) above sums to $14.5 million and $18.1 million for the three months and $95.1 million and $110.1 million for the twelve months ended December 31, 2015 and 2016, respectively.